EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Tuesday, July 22, 2003

Contact:	Tom Cherry, Senior Vice President & CFO (804)843-2360

C&F Financial Corporation Announces

Expansion into Virginia Peninsula and Hanover Markets

West Point, VA—C&F Financial Corporation (NASDAQ:CFFI), the one-bank holding company for Citizens and Farmers Bank (C&F) of West Point, VA, reported today that it will open a loan production office to serve the Virginia Peninsula within the next sixty days and will open its thirteenth retail branch in the Hanover market in September of this year.

In conjunction with the opening of the loan production office, C&F has hired Vern Lockwood as its Regional President for the Peninsula. Mr. Lockwood has been involved in banking on the Peninsula for over thirty years. Most recently, Mr. Lockwood was a Market Executive for RBC Centura. Current and past community and professional affiliations include Board Member for the Peninsula Alliance for Economic Development, Director for the Workforce Investment Board for the Virginia Peninsula, Director for the Virginia Peninsula Chamber of Commerce, Director of the United Way of the Virginia Peninsula, member of the York County Planning Commission, member of the Industrial Development Board of York County, member and Director of the Peninsula Housing & Builders Association, Director of the YMCA and elder of the Northhampton Presbyterian Church.

Mr. Lockwood stated, “I’m excited about the opportunity to work for an organization that has been in the community banking business for over 75 years. C&F is committed to serving the Peninsula area. While we hope to have the loan production office open within the next 60 days, we are also in the process of

EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Tuesday, July 22, 2003

Contact:	Tom Cherry, Senior Vice President & CFO (804)843-2360

evaluating potential sites for retail branches. C&F has three branches in the Williamsburg area and we plan to open several branches on the Lower Peninsula over the next several years. We are also in the process of forming a regional Board of Directors which we hope to begin announcing in the near future.” CEO and President of C&F Larry Dillon stated, “We are excited about expanding further into the Peninsula and are also very excited to have hired a person of the caliber of Vern Lockwood to lead this expansion for C&F. Vern has dedicated his career to banking and community service and we are confident that he will make C&F an integral part of community banking on the Peninsula.”

In addition to the expansion into the Virginia Peninsula market, C&F has purchased their newest branch at 7201 Mechanicsville Turnpike in Hanover County. C&F has applied for and received all the necessary approvals to open the branch and is currently in the process of renovations of the building and hiring the staff. Plans are for the branch to open in September of this year. CEO Dillon stated, “The addition of the Hanover market will continue to strengthen our presence in eastern Richmond. The Hanover market is a natural extension of our geographic market and we are excited about serving this market. In addition to this branch we are currently evaluating other sites in the Richmond market.”

C&F Financial Corporation operates twelve retail bank branches located throughout the Williamsburg to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary and its division, Citizens and Commerce Bank. The Corporation provides mortgage, title and appraisal services through C&FMortgage Corporation’s eleven offices and offers full investment services through its subsidiary, C&F Investment Services, Inc. Moore Loans provides automobile loans through its offices in Richmond, Roanoke and Hampton, Virginia

EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Tuesday, July 22, 2003

Contact:	Tom Cherry, Senior Vice President & CFO (804)843-2360

The statements contained in this press release that are not historical facts constitute “forward-looking statements” as defined by the federal securities laws. These statements may address issues that involve estimates and assumptions made by management, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements. Factors that could have a material adverse effect on the operations and future prospects of the company include, but are not limited to, changes in: interest rates, general economic conditions, demand for residential mortgage loans, legislative/regulatory requirements, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality of the loan portfolio, competition, demand for financial services in the company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating the forward-looking statements, and readers are cautioned not to place undue reliance on such statements, which speak only as of their dates.

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